Exhibit 99.1

Cabot Corp Reports Fourth Quarter Adjusted EPS of $0.85 and Diluted EPS of $0.51

Fiscal Year 2014 Adjusted EPS of $3.43 and Diluted EPS of $3.06

BOSTON--(BUSINESS WIRE)--October 28, 2014--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2014.

Key Highlights

  Delivered record adjusted EPS in fiscal 2014 representing a 17% increase over fiscal 2013
  Strong cash flow generation with fiscal 2014 cash flows from operating activities of $305 million
  Higher year-over-year volumes in Reinforcement Materials and Performance Materials drove improved fourth quarter performance
  Completed sale of Security Materials business for $20 million

(In millions, except per share amounts)	Fiscal 2014		Fiscal 2013
	Fourth	Full	Fourth	Full
	Quarter	Year	Quarter	Year

Net sales	$911	$3,647	$896	$3,456
Net income attributable to Cabot Corporation	$33	$201	$47	$153

Net earnings per share attributable to Cabot Corporation	$0.51	$3.06	$0.73	$2.36
Less Adjustments:
Net income (loss) per share from discontinued operations	$0.08	$0.05	$0.01	$(0.01)
Certain items per share	$(0.42)	$(0.42)	$(0.06)	$(0.56)
Adjusted EPS	$0.85	$3.43	$0.78	$2.93

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “In fiscal 2014, we delivered $593 million of adjusted EBITDA through record-setting performance in Reinforcement Materials and Performance Materials. We also continued to focus on improving the competitiveness of our businesses through strategic expansions, the introduction of new products, and the execution of key business initiatives. Over the past year, we successfully commercialized our new carbon black plant in China and completed the acquisition of our partner’s share of our joint venture in Mexico. We saw the contribution from a number of new products, particularly for specialized applications such as adhesives, batteries, higher performance tires and toners. We also completed the divestiture of our Security Materials business and received the final payment for the sale of our Supermetals business. We were successful at delivering earnings growth this year as we continued to focus on creating value for our shareholders.”

Prevost continued, “We achieved another strong quarter of business performance in our fourth fiscal quarter. Volumes increased as compared to the prior year quarter in both the Reinforcement Materials and Performance Materials segments as we commercialized new capacity and new products and as demand in our key end markets improved. In Purification Solutions, the operations have stabilized and results improved primarily due to a benefit related to business interruption and property damage insurance recoveries.”

Financial Detail

For the fourth quarter of fiscal 2014, net income attributable to Cabot Corporation was $33 million ($0.51 per diluted common share). Net income includes per share income of $0.08 for discontinued operations related to the sale of the Security Materials business. Net income also includes a per share charge of $0.42 from certain items, principally reflecting charges associated with a valuation allowance on deferred tax assets and restructuring actions. Adjusted EPS for the fourth quarter of fiscal 2014 was $0.85 per share.

Segment Results

Reinforcement Materials -- Fourth quarter fiscal 2014 EBIT in Reinforcement Materials increased by $9 million compared to the fourth quarter of fiscal 2013 principally due to 11% higher volumes from the addition of new capacity in China, our acquisition in Mexico, and growth in North America. Benefits from yield and energy efficiency investments also contributed to the improvement in earnings. Sequentially, EBIT was $5 million lower than our third fiscal quarter due to lower raw material purchasing savings and a less favorable product mix. Volumes in the fourth fiscal quarter were consistent with the third fiscal quarter as growth in China and Southeast Asia offset declines in South America, Europe, and North America.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2014 as compared to the same quarter of the prior year and the third quarter of fiscal 2014 are included in the table below:

	Fourth Quarter Year over Year Change*	Fourth Quarter Sequential Change*

Global, including NHUMO	11%	Flat
Global, excluding NHUMO	4%	Not applicable
Japan	(4%)	Flat
Southeast Asia	Flat	4%
China	22%	6%
Europe, Middle East, Africa	(2%)	(5%)
North America	4%	Flat
South America	(14%)	(11%)

*Regional volumes exclude NHUMO sales.

Performance Materials -- Fourth quarter fiscal 2014 EBIT in Performance Materials increased by $3 million compared to the fourth quarter of fiscal 2013 due to 5% higher volumes in Fumed Metal Oxides and 2% higher volumes in Specialty Carbons and Compounds as demand improved in our key end markets. Sequentially, Performance Materials EBIT decreased by $5 million primarily due to a less favorable product mix. Volumes in the fourth fiscal quarter in Specialty Carbons and Compounds were consistent with our third fiscal quarter while volumes improved by 1% sequentially in Fumed Metal Oxides.

Advanced Technologies -- Fourth quarter fiscal 2014 EBIT in Advanced Technologies decreased by $11 million compared to the fourth quarter of fiscal 2013. The EBIT decrease was driven by lower sales volumes in the Specialty Fluids business. Sequentially, Advanced Technologies EBIT increased by $1 million as compared to the third quarter of fiscal 2014 driven by higher volumes in the Aerogel business.

Purification Solutions -- Fourth quarter fiscal 2014 EBIT in Purification Solutions increased by $9 million compared to the fourth quarter of fiscal 2013 and $8 million compared to the third quarter of fiscal 2014. The EBIT increases in both comparative periods were driven by a one-time $9 million benefit related to business interruption and property damage insurance recoveries for operating issues experienced in late fiscal 2013 and early fiscal 2014.

Cash Performance -- The Company ended the fourth quarter of fiscal 2014 with a cash balance of $66 million. During the fourth quarter of fiscal 2014, the Company generated adjusted EBITDA of $147 million, reduced net working capital by $44 million, and received $20 million for the sale of the Security Materials business. Uses of cash during the fourth quarter included $91 million for the repayment of debt, $56 million for capital expenditures, and $11 million for share repurchases.

Taxes -- During the fourth quarter of fiscal 2014, the Company recorded a net tax provision of $40 million for an effective tax rate of 56%. This included a tax charge on certain items of $18 million, primarily consisting of a $20 million valuation allowance on deferred tax assets. Excluding the impact of certain items, the operating tax rate on continuing operations for the fourth quarter of fiscal 2014 was 27%. The effective tax rate for fiscal 2014 was 30% and excluding the impact of certain items, the operating tax rate on continuing operations for fiscal 2014 was 27%.

Outlook

“We delivered strong adjusted EBITDA growth in fiscal 2014 for the fifth consecutive year and are pleased with the record-setting performance in both Reinforcement Materials and Performance Materials. As we look ahead, we continue to see uncertain global macroeconomic conditions,” Prevost said, commenting on the outlook for the Company. “These include weak economic conditions in South America and Europe, slowing growth in China, and the weakening of various foreign currencies against the U.S. dollar. On the positive side, we expect to see strong volumes in the second half of our fiscal year in Purification Solutions as coal-fired utilities begin to comply with mercury removal regulations in the U.S. We will leverage our global reach and industry-leading positions in order to offset these macroeconomic conditions and continue to deliver value to our shareholders in 2015.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, October 29, 2014. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the fourth quarter and fiscal year of 2014 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Net sales and other operating revenues	$911	$896	$3,647	$3,456
Cost of sales	729	729	2,926	2,823
Gross profit	182	167	721	633

Selling and administrative expenses	81	75	326	297
Research and technical expenses	14	18	60	68
Income from operations	87	74	335	268

Other (expense) income
Interest and dividend income	-	1	3	5
Interest expense	(14)	(15)	(55)	(62)
Other (expense) income (A)	(2)	(4)	25	(1)
Total other (expense) income	(16)	(18)	(27)	(58)

Income from continuing operations before income taxes and equity in
earnings of affiliated companies	71	56	308	210
Provision for income taxes	(40)	(8)	(91)	(60)
Equity in earnings of affiliated companies, net of tax	2	2	-	11
Income from continuing operations	33	50	217	161
Income (loss) from discontinued operations, net of tax (B)	5	1	3	(1)
Net income	38	51	220	160
Net income attributable to noncontrolling interests	5	4	19	7
Net income attributable to Cabot Corporation	$33	$47	$201	$153

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.43	$0.72	$3.01	$2.37
Discontinued operations (B)	0.08	0.01	0.05	(0.01)
Net income attributable to Cabot Corporation	$0.51	$0.73	$3.06	$2.36
Weighted average common shares outstanding
Diluted	65.1	64.7	65.1	64.5

(A) Other (expense) income for the twelve months of fiscal 2014 includes a $29 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.

(B) Amounts relate primarily to the divestiture of the Security Materials Business and the divestiture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2014	2013	2014	2013

Sales
Reinforcement Materials	$521	$482	$2,076	$1,902
Performance Materials	238	232	947	904
Specialty Carbons and Compounds	162	158	647	622
Fumed Metal Oxides	76	74	300	282
Advanced Technologies	46	72	205	215
Inkjet Colorants	16	18	62	64
Aerogel	5	4	13	21
Elastomer Composites	4	12	32	29
Specialty Fluids	21	38	98	101
Purification Solutions (A)	85	84	315	328
Segment sales	890	870	3,543	3,349
Unallocated and other (A) (B)	21	26	104	107
Net sales and other operating revenues	$911	$896	$3,647	$3,456

Segment Earnings Before Interest and Taxes (C) (D)
Reinforcement Materials	$56	$47	$242	$188
Performance Materials	36	33	158	132
Advanced Technologies	15	26	66	70
Purification Solutions	1	(8)	(19)	(4)
Total Segment Earnings Before Interest and Taxes (D)	108	98	447	386

Unallocated and Other
Interest expense	(14)	(15)	(55)	(62)
Certain items (E)	(9)	(11)	(28)	(54)
Unallocated corporate costs (D)	(11)	(11)	(54)	(48)
General unallocated expense (F)	(1)	(3)	(2)	(1)
Less: Equity in earnings of affiliated companies	(2)	(2)	-	(11)
Income from continuing operations before income taxes and equity in
earnings of affiliated companies	71	56	308	210
Provision for income taxes (including tax certain items)	(40)	(8)	(91)	(60)
Equity in earnings of affiliated companies	2	2	-	11
Income from continuing operations	33	50	217	161
Income (loss) from discontinued operations, net of tax (G)	5	1	3	(1)
Net income	38	51	220	160
Net income attributable to noncontrolling interests	5	4	19	7
Net income attributable to Cabot Corporation	$33	$47	$201	$153

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.43	$0.72	$3.01	$2.37
Discontinued operations (G)	0.08	0.01	0.05	(0.01)
Net income attributable to Cabot Corporation	$0.51	$0.73	$3.06	$2.36
Adjusted earnings per share
Adjusted EPS (H)	$0.85	$0.78	$3.43	$2.93
Weighted average common shares outstanding
Diluted	65.1	64.7	65.1	64.5

(A) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(B) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) Fiscal 2013 Segment EBIT and unallocated corporate costs have been recast from the reporting of the first three quarters of fiscal 2013 to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support.  These allocations were previously reflected in Unallocated corporate costs and other segment results.  The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divestiture of the Security Materials Business and the Supermetals Business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2014	2013
Dollars in millions	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$66	$95
Accounts and notes receivable, net of reserve for doubtful accounts of $7 and $8	686	633
Inventories:
Raw materials	111	100
Work in process	2	2
Finished goods	341	309
Other	45	44
Total inventories	499	455
Prepaid expenses and other current assets	71	58
Notes receivable from sale of business	-	214
Deferred income taxes	33	36
Current assets held for sale (A)	-	4
Total current assets	1,355	1,495

Property, plant and equipment, net	1,580	1,600

Goodwill	536	502
Equity affiliates	68	119
Intangible assets, net of accumulated amortization of $33 and $16	347	308
Assets held for rent	56	49
Deferred income taxes	82	68
Other assets	59	83
Non-current assets held for sale (A)	-	9

Total assets	$4,083	$4,233

(A) Includes amounts related to the divestiture of the Security Materials Business.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2014	2013
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable	$44	$264
Accounts payable and accrued liabilities	510	534
Income taxes payable	44	30
Deferred income taxes	3	2
Current portion of long-term debt	24	14
Total current liabilities	625	844

Long-term debt	1,004	1,020
Deferred income taxes	58	21
Other liabilities	303	265
Redeemable preferred stock	27	-

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,634,731 and 64,223,985 shares
Outstanding: 64,382,366 and 63,970,502 shares	65	64
Less cost of 252,365 and 253,483 shares of common treasury stock	(8)	(8)
Additional paid-in capital	49	39
Retained earnings	1,902	1,755
Deferred employee benefits	-	(2)
Accumulated other comprehensive income	(64)	103
Total Cabot Corporation stockholders' equity	1,944	1,951
Noncontrolling interests	122	132
Total stockholders' equity	2,066	2,083
Total liabilities and stockholders' equity	$4,083	$4,233

CABOT CORPORATION
	Fiscal 2013					Fiscal 2014
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	475	459	486	482	1,902	517	504	534	521	2,076
Performance Materials	196	243	233	232	904	217	249	243	238	947
Specialty Carbons and Compounds	132	173	159	158	622	148	172	165	162	647
Fumed Metal Oxides	64	70	74	74	282	69	77	78	76	300
Advanced Technologies	37	39	67	72	215	64	48	47	46	205
Inkjet Colorants	16	12	18	18	64	15	14	17	16	62
Aerogel	5	3	9	4	21	5	1	2	5	13
Elastomer Composites	8	4	5	12	29	16	8	4	4	32
Specialty Fluids	8	20	35	38	101	28	25	24	21	98
Purification Solutions (A)	88	75	81	84	328	72	80	78	85	315
Segment Sales	796	816	867	870	3,349	870	881	902	890	3,543
Unallocated and other (A) (B)	23	24	34	26	107	28	17	38	21	104
Net sales and other operating revenues	$819	$840	$901	$896	$3,456	$898	$898	$940	$911	$3,647

Segment Earnings Before Interest and Taxes (C) (D)
Reinforcement Materials	50	42	49	47	188	64	61	61	56	242
Performance Materials	27	37	35	33	132	34	47	41	36	158
Advanced Technologies	8	8	28	26	70	25	12	14	15	66
Purification Solutions	5	-	(1)	(8)	(4)	(9)	(4)	(7)	1	(19)
Total Segment Earnings Before Interest and Taxes (D)	90	87	111	98	386	114	116	109	108	447

Unallocated and Other
Interest expense	(16)	(16)	(15)	(15)	(62)	(14)	(13)	(14)	(14)	(55)
Certain items (E)	(19)	(20)	(4)	(11)	(54)	24	(36)	(7)	(9)	(28)
Unallocated corporate costs (D)	(12)	(13)	(12)	(11)	(48)	(13)	(16)	(14)	(11)	(54)
General unallocated income (expense) (F)	3	2	(3)	(3)	(1)	-	(5)	4	(1)	(2)
Less: Equity in (earnings) loss of affiliated companies	(3)	(3)	(3)	(2)	(11)	(2)	2	2	(2)	-
Income from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	43	37	74	56	210	109	48	80	71	308
	-	-	-	-	-
Provision for income taxes (including tax certain items)	(20)	(16)	(16)	(8)	(60)	(24)	(7)	(20)	(40)	(91)
Equity in earnings (loss) of affiliated companies	3	3	3	2	11	2	(2)	(2)	2	-
Income from continuing operations	26	24	61	50	161	87	39	58	33	217
(Loss) income from discontinued operations, net of tax (G)	(2)	(1)	1	1	(1)	(1)	-	(1)	5	3
Net income	24	23	62	51	160	86	39	57	38	220
Net income (loss) attributable to noncontrolling interests	4	(4)	3	4	7	6	3	5	5	19
Net income attributable to Cabot Corporation	$20	$27	$59	$47	$153	$80	$36	$52	$33	$201

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.35	$0.43	$0.87	$0.72	$2.37	$1.24	$0.55	$0.79	$0.43	$3.01
Discontinued operations (G)	(0.04)	(0.01)	0.03	0.01	(0.01)	(0.01)	(0.01)	(0.01)	0.08	0.05
Net income attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36	$1.23	$0.54	$0.78	$0.51	$3.06
Adjusted earnings per share
Adjusted EPS (H)	$0.67	$0.64	$0.84	$0.78	$2.93	$0.87	$0.83	$0.88	$0.85	$3.43
Weighted average common shares outstanding
Diluted	64.1	64.4	64.5	64.7	64.5	64.8	65.1	65.2	65.1	65.1

(A) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(B) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(D) The first three quarters of fiscal 2013 Segment EBIT and unallocated corporate costs have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support.  These allocations were previously reflected in Unallocated corporate costs and other segment results.  The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income,  the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divestiture of the Security Materials Business and the Supermetals Business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions	2014	2013	2014	2013

Cash Flows from Operating Activities:
Net income	$38	$51	$220	$160
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	50	46	200	190
Other non-cash charges (income), net	20	(15)	(7)	14
Changes in assets and liabilities:
Changes in certain working capital items (A)	(10)	182	(138)	80
Changes in other assets and liabilities, net	(1)	12	(15)	(33)
Proceeds from tax refund	20	-	20	-
Cash dividends received from equity affiliates	3	1	25	8
Cash provided by operating activities	120	277	305	419

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(56)	(69)	(171)	(264)
Receipts from notes receivable from sale of business	-	-	215	39
Proceeds from sale of business	20	-	20	-
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	(73)	-
Other investing activities, net	(1)	2	(6)	(2)
Cash used in investing activities	(37)	(67)	(15)	(227)

Cash Flows from Financing Activities:
Change in debt, net	(89)	(154)	(225)	(123)
Cash dividends paid to common stockholders	(14)	(12)	(54)	(51)
Other financing activities, net	(11)	(28)	(23)	(32)
Cash used in financing activities	(114)	(194)	(302)	(206)
Effect of exchange rates on cash	(4)	3	(17)	(11)
Decrease (Increase) in cash and cash equivalents	(35)	19	(29)	(25)
Cash and cash equivalents at beginning of period	101	76	95	120
Cash and cash equivalents at end of period	$66	$95	$66	$95

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30			Three Months		Twelve Months		Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions				Per Share After Tax
			2014	2013	2014	2013	2014	2013	2014	2013
			$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes
Global restructuring activities			$(5)	$(6)	$(29)	$(35)	$(0.06)	$(0.03)	$(0.31)	$(0.33)
Acquisition and integration-related charges			(2)	(3)	(7)	(21)	(0.03)	(0.05)	(0.08)	(0.24)
Foreign currency (loss) gain on revaluations			—	(1)	(3)	3	—	(0.02)	(0.03)	0.03
Gain on existing investment in NHUMO			—	—	29	—	—	—	0.45	—
Legal and environmental matters and reserves			(2)	(1)	(18)	(1)	(0.02)	(0.01)	(0.18)	(0.01)
Total certain items, pre-tax			(9)	(11)	(28)	(54)	(0.11)	(0.11)	(0.15)	(0.55)

Tax impact of certain items			1	5	17	10
Certain items after tax			(8)	(6)	(11)	(44)	(0.11)	(0.11)	(0.15)	(0.55)

Tax-related certain items
Tax impact of certain foreign exchange losses			1	—	—	(12)	—	—	(0.01)	(0.19)
Discrete tax items			(20)	2	(17)	11	(0.31)	0.05	(0.26)	0.18

Total tax-related certain items			(19)	2	(17)	(1)	(0.31)	0.05	(0.27)	(0.01)
Total certain items after tax			(27)	(4)	(28)	(45)	(0.42)	(0.06)	(0.42)	(0.56)

Discontinued operations after income taxes (B)			5	1	3	(1)	0.08	0.01	0.05	(0.01)
Total discontinued operations after tax			$5	$1	$3	$(1)	$0.08	$0.01	$0.05	$(0.01)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30			Three Months			Twelve Months
Dollars in millions, Pre-Tax (unaudited)			2014	2013		2014	2013

Statement of Operations Line Item (C)
Cost of sales			$(3)	$(3)		$(31)	$(38)
Selling and administrative expenses			(6)	(6)		(23)	(16)
Research and technical expenses			—	—		—	(1)
Other income			—	(2)		26	1
Total certain items, pre-tax			$(9)	$(11)		$(28)	$(54)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30			Three Months			Twelve Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(40)	$(8)		$(91)	$(60)
Less: Tax impact of certain items			1	5		17	10
Less: Tax-related certain items			(19)	2		(17)	(1)
Provision for income taxes, excluding certain items			$(22)	$(15)		$(91)	$(69)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended September 30			Three Months			Twelve Months
Dollars in millions (unaudited)			2014	2013		2014	2013

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(40)	$(8)		$(91)	$(60)
Effective tax rate			56%	13%		30%	28%
Impact of discrete tax items:
Unusual or infrequent items			(28%)	1%		(7%)	(3%)
Items related to uncertain tax positions			4%	6%		3%	2%
Other discrete tax items			(5%)	(1%)		(2%)	1%
Impact of certain items			-%	5%		3%	(2%)
Operating tax rate			27%	24%		27%	26%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2013 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2013(A)						Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.31	$0.42	$ 0.90	$0.73	$ 2.36		$1.23	$0.54	$ 0.78	$0.51	$3.06
Less: Net (loss) income per share from discontinued operations(B)	(0.04)	(0.01)	0.03	0.01	(0.01)		(0.01)	(0.01)	(0.01)	0.08	0.05
Net income per share from continuing operations	$0.35	$0.43	$ 0.87	$0.72	$ 2.37		$1.24	$0.55	$ 0.79	$0.43	$3.01
Less: Certain items after tax per share	(0.32)	(0.21)	0.03	(0.06)	(0.56)		0.37	(0.28)	(0.09)	(0.42)	$(0.42)
Adjusted earnings per share	$0.67	$0.64	$ 0.84	$0.78	$ 2.93		$0.87	$0.83	$ 0.88	$0.85	$3.43

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.

(B) Amounts relate primarily to the divestiture of the Security Materials and Supermetals Businesses.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.